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                                                                  EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 16, 1999, relating to the financial statements and Financial Statement Schedule of Viant Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."

PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
November 23, 1999